CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment #8 to the Registration Statement on Form N-1A of Marketocracy Funds and to the use of our report dated August 13, 2003 on the financial statements and financial highlights of The Technology Plus Fund and Masters 100 Fund, each a series of Marketocracy Funds. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                                 TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
September 19, 2003